Exhibit 1.01
CONFLICT MINERALS REPORT

OVERVIEW
This report for the reporting period from January 1, 2022 to December 31, 2022 has been prepared by TD SYNNEX Corporation (the “Company,” “we,” “us” or “our”) pursuant to Rule 13p-1 promulgated under the Securities Exchange Act of 1934, as amended, and Form SD (collectively, the “Conflict Minerals Rule”). As used herein and consistent with the Conflict Minerals Rule, “Conflict Minerals” or “3TG” are columbite-tantalite (coltan), cassiterite, gold, wolframite and the derivatives tantalum, tin and tungsten, without regard to the location of origin of the minerals or derivative metals.
We are a leading provider of a comprehensive range of distribution and integration solutions for the technology industry. We distribute IT hardware, software, and systems including personal computing devices and peripherals, mobile phones and accessories, printers, server and datacenter infrastructure, hybrid cloud, security, networking, communications and storage solutions, and system components. We also provide systems design and integration solutions. Our revenues for 2022 largely were from distribution and business services that were not in-scope for purposes of our compliance with the Conflict Minerals Rule.

PRODUCT SCOPING; REASONABLE COUNTRY OF ORIGIN INQUIRY; DUE DILIGENCE DETERMINATION
For 2022, a portion of our systems design and integration business involved our manufacture, through assembly or integration, of data center servers and storage products. 3TG were necessary to the functionality or production of these manufactured products. Accordingly, these products were in-scope for purposes of our compliance with the Conflict Minerals Rule. Taken as a whole, our in-scope products contained one or more of 3TG.
We purchase only finished components and do not purchase 3TG directly from any smelter, refiner or mine. We have relationships with an extensive network of suppliers throughout the world, and we believe that there are generally multiple tiers between the mines, smelters, refiners and our direct suppliers. Therefore, we have requested our direct suppliers to work with their upstream suppliers so that they may provide us with information about the origin of 3TG in the components we purchase for inclusion in the products that we manufacture.
To determine whether any of the 3TG in the components contained in our data center servers and storage products originated in the Democratic Republic of the Congo or an adjoining country (the “Covered Countries”), or were from recycled or scrap sources, we conducted a “reasonable country of origin inquiry” (“RCOI”) within the meaning of the Conflict Minerals Rule, requesting that suppliers of the components we included in our manufactured products for 2022 complete the Responsible Minerals Initiative’s (“RMI”) Conflict Minerals Reporting Template (“CMRT”), which includes questions regarding identified smelters and refiners in the supplier’s supply chain and the supplier’s compliance procedures. We determined that requesting that our suppliers complete the CMRT represented our reasonable best efforts to determine the mines or locations of origin of 3TG in our supply chain. Our RCOI utilized the processes and procedures contemplated by Steps 1 and 2 of the OECD Guidance (as defined below). Selected elements of those steps are discussed under “Due Diligence.”
A majority of the suppliers provided CMRT responses. Of the suppliers that completed CMRTs, the majority provided data at the company level, with a minority reporting at a level specific to the products or category of components that we purchased from them. For the suppliers that responded at the product level, some suppliers indicated that it was unknown if 3TG contained in their products were sourced from the Covered Countries, and some suppliers indicated that their products contain 3TG sourced from the Covered Countries, but those suppliers also indicated that they require their direct suppliers to source the 3TG from smelters whose due diligence practices have been validated by an independent third party audit program.
After conducting an RCOI and exercising the due diligence described in this Conflict Minerals Report, as applicable, and in light of the limited information specific to our products provided to us by our suppliers, we concluded for 2022 that each of our data center servers and storage products contained 3TG of undetermined origin. Based on the information provided by the suppliers that completed CMRTs, we believe that the facilities used to process necessary 3TG contained in our in-scope products may include the smelters and refiners listed in the Annex at the end of this Conflict Minerals Report; we are not able to determine the countries of origin of the 3TG processed by such smelters and refiners. We endeavored to determine the mine or location of origin of the necessary 3TG contained in our in-scope products by requesting that the suppliers provide us with a completed CMRT and through the other procedures followed by us that are described in this Conflict Minerals Report.

DUE DILIGENCE
Our due diligence measures have been designed to conform, in all material respects, with the due diligence framework presented by the Organisation for Economic Co-operation and Development in the publication OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition), including the related Supplements for gold and for tin, tantalum and tungsten (the “OECD Guidance”). The OECD Guidance has established a five-step framework for due diligence as a basis for responsible global supply chain management of minerals from conflict-affected and high-risk areas. Our implementation of the OECD Guidance in respect of 2022 is discussed below, but these were not all of the discrete measures that we took in furtherance of our conflict minerals policy (which is discussed below) or pursuant to the Conflict Minerals Rule and the OECD Guidance.
1.Establish Strong Company Management Systems
Our 3TG due diligence team was led by our Chief Legal Officer, and our President, Hyve Solutions, and included subject matter experts from legal, finance, supply chain, product management, sales, and environmental, social and governance.
We used the CMRT to identify smelters and refiners that were possibly in our supply chain. We maintain business records relating to 3TG due diligence in respect of 2022, including records of due diligence processes, findings and resulting decisions, on a computerized database, and relevant materials are preserved for appropriate periods consistent with the OECD Guidance.
We have a conflict minerals policy, which is available on our website at https://ir.tdsynnex.com/governance/default.aspx#section=governance-documents (the “Conflict Minerals Policy”). The Conflict Minerals Policy sets forth our expectation that the suppliers in our supply chain procure 3TG responsibly and avoid sourcing that funds armed conflict contributing to the crisis in the Covered Countries. Our Conflict Minerals Policy also sets forth our expectation that our suppliers facilitate our efforts by providing us with appropriate information when we request, and conduct the necessary due diligence to identify smelters and refiners, from which the 3TG in their respective supply chains originate. We have a public email address (conflictmineralsinquiries@tdsynnex.com) available on our website for general inquiries and grievances regarding our 3TG program and sources of 3TG. This mechanism serves as our grievance mechanism.
We do not support the embargo of 3TG from the Covered Countries and other conflict-affected and high-risk regions and are supportive of suppliers continuing to source from responsible sources in those areas.
2.Identify and Assess Risks in the Supply Chain
To determine whether any of the necessary 3TG contained in our in-scope products originated in the Covered Countries, we requested that direct suppliers of the components we used in the in-scope products complete the CMRT. We requested our suppliers’ cooperation in gathering information from their respective suppliers.
We reviewed the completed CMRTs received from our suppliers. To the extent that a CMRT identified a smelter or refiner, we reviewed that information against the Smelter Look-up tab list of the CMRT and the list of “Conformant” and “Active” smelters and refiners published by the RMI. We also used the CMRT responses to review our direct suppliers’ due diligence activities, such as whether they had a conflict minerals policy and required their own suppliers to source from Conformant sources.
3.Design and Implement a Strategy to Respond to Identified Risks
Senior management was briefed about our due diligence efforts. We have a risk management plan that outlines our responses in general terms to identified risks.

4.Carry Out Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain
In connection with our due diligence, we utilized and relied on information made available by the RMI concerning independent third-party audits of smelters and refiners. We do not have a direct relationship with any smelters or refiners and do not perform or direct audits of those entities within our supply chain.
5.Report on Supply Chain Due Diligence
This Conflict Minerals Report and our Form SD are available on our website and are filed with the Securities and Exchange Commission. Based on the information provided by our suppliers, we believe that the facilities used to process the 3TG in our products may include the smelters and refiners listed in the Annex below.

ANNEX
Capitalized terms used and not otherwise defined in this Annex have the meanings set forth in the Conflict Minerals Report of which this Annex is a part.

Smelters and Refiners (1)
The following list includes smelters and refiners in “product” level CMRTs that we received. The list may not include all of the smelters and refiners that processed 3TG in the products that we manufactured for 2022 and may include smelters and refiners that processed 3TG in the general category of components a supplier sells but were not in the individual components we purchased from the supplier, as (i) the list contains only smelters and refiners listed as smelters and refiners by the RMI, (ii) not all of our suppliers completed CMRTs, and (iii) not all of our suppliers confirmed to us that their CMRTs were limited to only the individual components we purchased.

Mineral	Smelter or Refiner Name	Smelter or Refiner Location	Compliance Status
Gold	8853 S.p.A.	Italy	On Smelter Look-up Tab List Only
Gold	Abington Reldan Metals, LLC	United States of America	Conformant
Gold	Advanced Chemical Company	United States of America	On Smelter Look-up Tab List Only
Gold	Agosi AG	Germany	On Smelter Look-up Tab List Only
Gold	Aida Chemical Industries Co., Ltd.	Japan	Conformant
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	On Smelter Look-up Tab List Only
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	On Smelter Look-up Tab List Only
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	On Smelter Look-up Tab List Only

Mineral	Smelter or Refiner Name	Smelter or Refiner Location	Compliance Status
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Brazil	On Smelter Look-up Tab List Only
Gold	Argor-Heraeus SA	Switzerland	On Smelter Look-up Tab List Only
Gold	Asahi Pretec Corp.	Japan	On Smelter Look-up Tab List Only
Gold	Asahi Refining Canada Ltd.	Canada	On Smelter Look-up Tab List Only
Gold	Asahi Refining USA Inc.	United States of America	On Smelter Look-up Tab List Only
Gold	Asaka Riken Co., Ltd.	Japan	Conformant
Gold	Aurubis AG	Germany	On Smelter Look-up Tab List Only
Gold	Bangalore Refinery	India	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	On Smelter Look-up Tab List Only
Gold	Boliden AB	Sweden	On Smelter Look-up Tab List Only
Gold	C. Hafner GmbH + Co. KG	Germany	On Smelter Look-up Tab List Only
Gold	CCR Refinery - Glencore Canada Corporation	Canada	On Smelter Look-up Tab List Only
Gold	Cendres + Metaux S.A.	Switzerland	On Smelter Look-up Tab List Only
Gold	Chimet S.p.A.	Italy	On Smelter Look-up Tab List Only
Gold	Chugai Mining	Japan	Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	On Smelter Look-up Tab List Only

Mineral	Smelter or Refiner Name	Smelter or Refiner Location	Compliance Status
Gold	DODUCO Contacts and Refining GmbH	Germany	On Smelter Look-up Tab List Only
Gold	Dowa	Japan	Conformant
Gold	DSC (Do Sung Corporation)	Republic of Korea	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	Conformant
Gold	Emirates Gold DMCC	United Arab Emirates	Conformant
Gold	Geib Refining Corporation	United States of America	Conformant
Gold	Gold Refinery of Zijing Mining Group Co., Ltd.	China	On Smelter Look-up Tab List Only
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	On Smelter Look-up Tab List Only
Gold	Heimerle + Meule GmbH	Germany	On Smelter Look-up Tab List Only
Gold	Heraeus Germany GmbH Co. KG	Germany	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	China	On Smelter Look-up Tab List Only
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	On Smelter Look-up Tab List Only
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	On Smelter Look-up Tab List Only
Gold	Istanbul Gold Refinery	Turkey	On Smelter Look-up Tab List Only
Gold	Italpreziosi	Italy	On Smelter Look-up Tab List Only
Gold	Japan Mint	Japan	On Smelter Look-up Tab List Only

Mineral	Smelter or Refiner Name	Smelter or Refiner Location	Compliance Status
Gold	Jiangxi Copper Co., Ltd.	China	On Smelter Look-up Tab List Only
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	On Smelter Look-up Tab List Only
Gold	Kazzinc	Kazakhstan	On Smelter Look-up Tab List Only
Gold	Kennecott Utah Copper LLC	United States of America	On Smelter Look-up Tab List Only
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	On Smelter Look-up Tab List Only
Gold	Kojima Chemicals Co., Ltd.	Japan	Conformant
Gold	Korea Zinc Co., Ltd.	Republic of Korea	Conformant
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	On Smelter Look-up Tab List Only
Gold	L’Orfebre S.A.	Andorra	Conformant
Gold	LS-NIKKO Copper Inc.	Republic of Korea	On Smelter Look-up Tab List Only
Gold	LT Metal Ltd.	Republic of Korea	Conformant
Gold	Materion	United States of America	Conformant
Gold	Matsuda Sangyo Co., Ltd.	Japan	On Smelter Look-up Tab List Only
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	On Smelter Look-up Tab List Only
Gold	Metalor Technologies (Hong Kong) Ltd.	China	On Smelter Look-up Tab List Only
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	On Smelter Look-up Tab List Only
Gold	Metalor Technologies (Suzhou) Ltd.	China	On Smelter Look-up Tab List Only
Gold	Metalor Technologies S.A.	Switzerland	On Smelter Look-up Tab List Only
Gold	Metalor USA Refining Corporation	United States of America	On Smelter Look-up Tab List Only

Mineral	Smelter or Refiner Name	Smelter or Refiner Location	Compliance Status
Gold	Metalurgica Met-Mex Penoles S.A. De CV	Mexico	On Smelter Look-up Tab List Only
Gold	Mitsubishi Materials Corporation	Japan	On Smelter Look-up Tab List Only
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	On Smelter Look-up Tab List Only
Gold	MMTC-PAMP India Pvt., Ltd.	India	On Smelter Look-up Tab List Only
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	On Smelter Look-up Tab List Only
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	On Smelter Look-up Tab List Only
Gold	NH Recytech Company	Republic of Korea	Conformant
Gold	Nihon Material Co., Ltd.	Japan	On Smelter Look-up Tab List Only
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Austria	On Smelter Look-up Tab List Only
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	Conformant
Gold	PAMP S.A.	Switzerland	On Smelter Look-up Tab List Only
Gold	Planta Recuperadora de Metales SpA	Chile	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	On Smelter Look-up Tab List Only
Gold	PX Précinox S.A.	Switzerland	On Smelter Look-up Tab List Only
Gold	Rand Refinery (Pty) Ltd.	South Africa	On Smelter Look-up Tab List Only
Gold	REMONDIS PMR B.V.	Netherlands	Conformant
Gold	Royal Canadian Mint	Canada	On Smelter Look-up Tab List Only
Gold	SAAMP	France	On Smelter Look-up Tab List Only

Mineral	Smelter or Refiner Name	Smelter or Refiner Location	Compliance Status
Gold	Safimet S.p.A	Italy	On Smelter Look-up Tab List Only
Gold	SAFINA A.S.	Czechia	Conformant
Gold	Samduck Precious Metals	Republic of Korea	On Smelter Look-up Tab List Only
Gold	SEMPSA Joyería Platería S.A.	Spain	On Smelter Look-up Tab List Only
Gold	Shandong Gold Smelting Co., Ltd.	China	On Smelter Look-up Tab List Only
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd..	China	On Smelter Look-up Tab List Only
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	On Smelter Look-up Tab List Only
Gold	Singway Technology Co., Ltd.	Taiwan, Province of China	On Smelter Look-up Tab List Only
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province of China	On Smelter Look-up Tab List Only
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	On Smelter Look-up Tab List Only
Gold	SungEel HiMetal Co., Ltd.	Republic of Korea	Conformant
Gold	T.C.A S.p.A	Italy	On Smelter Look-up Tab List Only
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	On Smelter Look-up Tab List Only
Gold	Tokuriki Honten Co., Ltd.	Japan	On Smelter Look-up Tab List Only
Gold	TOO Tau-Ken-Altyn	Kazakhstan	On Smelter Look-up Tab List Only
Gold	Torecom	Republic of Korea	Conformant
Gold	Umicore Precious Metals Thailand	Thailand	On Smelter Look-up Tab List Only
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	On Smelter Look-up Tab List Only

Mineral	Smelter or Refiner Name	Smelter or Refiner Location	Compliance Status
Gold	United Precious Metal Refining, Inc.	United States of America	Conformant
Gold	Valcambi SA	Switzerland	On Smelter Look-up Tab List Only
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	On Smelter Look-up Tab List Only
Gold	WIELAND Edelmetalle GmbH	Germany	On Smelter Look-up Tab List Only
Gold	Yamakin Co., Ltd.	Japan	Conformant
Gold	Yokohama Metal Co., Ltd.	Japan	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	On Smelter Look-up Tab List Only
Tantalum	AMG Brasil	Brazil	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	On Smelter Look-up Tab List Only
Tantalum	D Block Metals, LLC	United States of America	Conformant
Tantalum	F&X Electro-Materials Ltd.	China	Conformant
Tantalum	FIR Metals & Resource Ltd.	China	Conformant
Tantalum	Global Advanced Metals Aizu	Japan	Conformant
Tantalum	Global Advanced Metals Boyertown	United States of America	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	On Smelter Look-up Tab List Only
Tantalum	H.C. Starck Inc.	United States of America	On Smelter Look-up Tab List Only
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	China	Conformant
Tantalum	Jiujiang JinXin Nonferrous Metals Co., Ltd.	China	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	China	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	Conformant
Tantalum	KEMET de Mexico	Mexico	Conformant
Tantalum	LSM Brasil S.A.	Brazil	On Smelter Look-up Tab List Only
Tantalum	Metallurgical Products India Pvt., Ltd.	India	Conformant
Tantalum	Mineracao Taboca S.A.	Brazil	Conformant
Tantalum	Mitsui Mining & Smelting Co., Ltd.	Japan	Conformant

Mineral	Smelter or Refiner Name	Smelter or Refiner Location	Compliance Status
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	Conformant
Tantalum	NPM Silmet AS	Estonia	Conformant
Tantalum	QuantumClean	United States of America	Conformant
Tantalum	Resind Industria e Comercio Ltda.	Brazil	Conformant
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd	China	Conformant
Tantalum	Taki Chemicals Co., Ltd.	Japan	Conformant
Tantalum	TANIOBIS Co., Ltd.	Thailand	Conformant
Tantalum	TANIOBIS GmbH	Germany	Conformant
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	Conformant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	Conformant
Tantalum	Telex Metals	United States of America	Conformant
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	Conformant
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	Conformant
Tin	Alpha	United States of America	Conformant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	Conformant
Tin	China Tin Group Co., Ltd.	China	Conformant
Tin	China Yunnan Tin Co Ltd.	China	On Smelter Look-up Tab List Only
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	Conformant
Tin	CRM Synergies	Spain	Conformant
Tin	CV Venus Inti Perkasa	Indonesia	Conformant
Tin	Dowa	Japan	Conformant
Tin	EM Vinto	Bolivia (Plurinational State of)	Conformant
Tin	Estanho de Rondonia S.A.	Brazil	Conformant
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	Conformant
Tin	Fenix Metals	Poland	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Conformant
Tin	Gejiu Zili Mining and Metallurgy Co., Ltd.	China	On Smelter Look-up Tab List Only
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	Conformant

Mineral	Smelter or Refiner Name	Smelter or Refiner Location	Compliance Status
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	China	Conformant
Tin	Luna Smelter, Ltd.	Rwanda	Conformant
Tin	Ma'anshan Weitai Tin Co., Ltd.	China	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	Conformant
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	Conformant
Tin	Metallic Resources, Inc.	United States of America	Conformant
Tin	Metallo Belgium N.V.	Belgium	On Smelter Look-up Tab List Only
Tin	Metallo Spain S.L.U.	Spain	On Smelter Look-up Tab List Only
Tin	Mineracao Taboca S.A.	Brazil	Conformant
Tin	Minsur	Peru	Conformant
Tin	Mitsubishi Materials Corporation	Japan	Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	Conformant
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State of)	Conformant
Tin	PT Aries Kencana Sejahtera	Indonesia	Conformant
Tin	PT Artha Cipta Langgeng	Indonesia	Conformant
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	Conformant
Tin	PT Babel Inti Perkasa	Indonesia	Conformant
Tin	PT Babel Surya Alam Lestari	Indonesia	Conformant
Tin	PT Bangka Serumpun	Indonesia	Conformant
Tin	PT Belitung Industri Sejahtera	Indonesia	Active
Tin	PT Bukit Timah	Indonesia	Conformant
Tin	PT Cipta Persada Mulia	Indonesia	Conformant
Tin	PT Menara Cipta Mulia	Indonesia	Conformant
Tin	PT Mitra Stania Prima	Indonesia	Conformant
Tin	PT Mitra Sukses Globalindo	Indonesia	Conformant
Tin	PT Prima Timah Utama	Indonesia	Conformant
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	Conformant
Tin	PT Rajawali Rimba Perkasa	Indonesia	Conformant
Tin	PT Rajehan Ariq	Indonesia	Conformant
Tin	PT Refined Bangka Tin	Indonesia	Conformant

Mineral	Smelter or Refiner Name	Smelter or Refiner Location	Compliance Status
Tin	PT Sariwiguna Binasentosa	Indonesia	Conformant
Tin	PT Stanindo Inti Perkasa	Indonesia	Conformant
Tin	PT Sukses Inti Makmur	Indonesia	Conformant
Tin	PT Timah Nusantara	Indonesia	Active
Tin	PT Timah Tbk Kundur	Indonesia	Conformant
Tin	PT Timah Tbk Mentok	Indonesia	Conformant
Tin	PT Tinindo Inter Nusa	Indonesia	On Smelter Look-up Tab List Only
Tin	PT Tommy Utama	Indonesia	Conformant
Tin	Resind Indústria e Comércio Ltda.	Brazil	Conformant
Tin	Rui Da Hung	Taiwan, Province of China	Conformant
Tin	Soft Metais Ltda.	Brazil	On Smelter Look-up Tab List Only
Tin	Super Ligas	Brazil	Active
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Viet Nam	Conformant
Tin	Thaisarco	Thailand	Conformant
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	Conformant
Tin	Tin Technology & Refining	United States of America	Conformant
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Conformant
Tin	Yunnan Gejiu Zili Metallurgy Co. Ltd.	China	On Smelter Look-up Tab List Only
Tungsten	ACL Metais Eireli	Brazil	On Smelter Look-up Tab List Only
Tungsten	A.L.M.T. Corp.	Japan	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	On Smelter Look-up Tab List Only
Tungsten	China Molybdenum Tungsten Co., Ltd.	China	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	Conformant
Tungsten	Cronimet Brasil Ltda	Brazil	Conformant
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China	Conformant
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	Conformant

Mineral	Smelter or Refiner Name	Smelter or Refiner Location	Compliance Status
Tungsten	Global Tungsten & Powders Corp.	United States of America	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	Conformant
Tungsten	H.C. Starck Tungsten GmbH	Germany	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	On Smelter Look-up Tab List Only
Tungsten	Japan New Metals Co., Ltd.	Japan	Conformant
Tungsten	Jiangwu H. C. Starck Tungsten Products Co., Ltd.	China	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	Conformant
Tungsten	Jingmen Dewei GEM Tungsten Resources Recycling Co., Ltd.	China	On Smelter Look-up Tab List Only
Tungsten	Kennametal Fallon	United States of America	Conformant
Tungsten	Kennametal Huntsville	United States of America	Conformant
Tungsten	KGETS Co., Ltd.	Republic of Korea	Conformant
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province of China	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	Conformant
Tungsten	Masan High-Tech Materials	Viet Nam	Conformant
Tungsten	Moliren Ltd.	Russian Federation	On Smelter Look-up Tab List Only
Tungsten	Niagara Refining LLC	United States of America	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	Conformant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	Conformant
Tungsten	Wolfram Bergbau und Hütten AG	Austria	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	China	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	Conformant

(1) We note the following in connection with the information contained in the foregoing table:
(a) All compliance status information in the table is based on information made publicly available by the RMI as of May 23, 2023.

(b) “Conformant” means that a smelter or refiner has successfully completed an assessment against the applicable Responsible Minerals Assurance Process (the “RMAP”) standard or an equivalent cross-recognized assessment. Included smelters and refiners were not necessarily Conformant for all or part of 2022 and may not continue to be Conformant for any future period.
(c) “Active” is a RMAP designation that means that the smelter or refiner has committed to undergo an RMAP assessment, completed the relevant documents, and scheduled the on-site assessment. These may be in the pre-assessment, assessment, or corrective-action phases of the assessment.
(d) “On Smelter Look-up Tab List Only” means that a smelter or refiner is listed on the Smelter Look-up tab list of the CMRT, but is not listed as “Conformant” or “Active.”
(e) The compliance status and smelter and refiner location indicated in the table is based solely on information made publicly available by the RMI, without independent verification by us.